                          SCHEDULE 14A - INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                               (Amendment No. __)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary  Proxy Statement
[ ]      Confidential,  for Use of the Commission Only (as permitted by
             Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                Legg Mason, Inc.
- ------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- ------------------------------------------------------------------------------
 (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
                  or Item 22(a)(2) of Schedule 14A.
[ ]      $500 per each party to the controversy pursuant to Exchange Act
                  Rule 14a-6(i)(3).
[ ]      Fee  computed  on table  below  per  Exchange  Act  Rules  14a-6(i)(4)
           and 0-11.

         1)    Title of each class of securities to which transaction applies:
               ---------------------------------------------------------------

         2)    Aggregate number of securities to which transaction applies:
               ---------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
               ---------------------------------------------------------------

         4)    Proposed maximum aggregate value of transaction:
               ---------------------------------------------------------------

         5)    Total fee paid:
               ---------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

            ---------------------------------------------------------------

         2) Form, Schedule or Registration Statement No.:

            ---------------------------------------------------------------

         3) Filing Party:

            ---------------------------------------------------------------

         4) Date Filed:

            ---------------------------------------------------------------

                                     [LOGO]
                                Legg Mason Tower
                            111 South Calvert Street
                           Baltimore, Maryland 21202

                                                                   June 15, 1995

Dear Stockholder:

   You are cordially invited to attend the Annual Meeting of Stockholders which will be held at the Stouffer Harborplace Hotel, 202 East Pratt Street, Baltimore, Maryland at 10:00 a.m. on Thursday, July 27, 1995. On the following pages you will find the formal Notice of Annual Meeting and Proxy Statement.

   Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. Accordingly, please date, sign and return the enclosed proxy card promptly.

   I hope that you will attend the meeting and look forward to seeing you there.

                              Sincerely,

                              /s/ Raymond A. Mason

                              RAYMOND A. MASON
                              Chairman of the Board
                                and President

                                LEGG MASON, INC.


                                ---------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            Thursday, July 27, 1995
                                ---------------



To the Stockholders of
  LEGG MASON, INC.:

   The Annual Meeting of Stockholders of Legg Mason, Inc., a Maryland corporation, will be held at the Stouffer Harborplace Hotel, 202 East Pratt Street, Baltimore, Maryland, on July 27, 1995, at 10:00 a.m. to consider and vote upon:


   (1) The election of six directors for the three-year term ending in 1998 and one director for the remainder of the three-year term ending in 1997.

   (2) Amendment of the Legg Mason, Inc. Employee Stock Purchase Plan.

   (3) Approval of the Legg Mason, Inc. Executive Incentive Compensation Plan.

   (4) Ratification of the appointment of Coopers & Lybrand L.L.P. as independent auditors of the Company for the fiscal year ending March 31, 1996.

   (5) Any other matter that may properly come before the meeting or any adjournment thereof.


   The Board of Directors has fixed the close of business on May 18, 1995 as the date for determining stockholders of record entitled to notice of and to vote at the Annual Meeting.

   Your attention is directed to the accompanying Proxy Statement and 1995 Annual Report to Stockholders.

                                   By order of the Board of Directors

                                   /s/ Charles A. Bacigalupo

                                   CHARLES A. BACIGALUPO
                                   Secretary

June 15, 1995

                                LEGG MASON, INC.
                                Legg Mason Tower
                            111 South Calvert Street
                           Baltimore, Maryland 21202

                               -----------------
                                PROXY STATEMENT
                               -----------------

                         ANNUAL MEETING OF STOCKHOLDERS
                            Thursday, July 27, 1995


                               -----------------

   The enclosed proxy is solicited by the Board of Directors of Legg Mason, Inc. (the "Company") and is revocable at any time prior to its exercise. The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by officers, directors and regular employees of the Company personally or by telephone or telegraph, and the Company may reimburse brokers, banks, custodians, nominees and other fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to their principals. This proxy material is being sent to stockholders on or about June 15, 1995.


   Stockholders of record at the close of business on May 18, 1995 are entitled to notice of and to vote at the meeting. As of the close of business on that date, there were outstanding and entitled to vote 12,298,865 shares of Common Stock, $.10 par value ("Common Stock"), each of which is entitled to one vote. See "Security Ownership of Management and Principal Stockholders" for information regarding ownership of the Common Stock.

   Directors are elected by a plurality of the votes cast by the holders of shares of Common Stock present in person or represented by proxy at the meeting, with a quorum present. For purposes of the election of directors, abstentions and broker non-votes do not affect the plurality vote. The affirmative vote of a majority of the issued and outstanding shares of Common Stock entitled to vote at the meeting is required to amend the Legg Mason, Inc. Employee Stock Purchase Plan, and the affirmative vote of a majority of the votes cast on the matter is required for approval of the Legg Mason, Inc. Executive Incentive Compensation Plan. Abstentions and broker non-votes will have the same effect as a negative vote with respect to the proposed amendment of the Employee Stock Purchase Plan and will have no effect with respect to the proposed approval of the Executive Incentive Compensation Plan.

                             ELECTION OF DIRECTORS


   The Company's Board of Directors is divided into three classes. Each year one class is elected to serve for a term of three years. The stockholders will vote at this Annual Meeting for the election of six directors for the three-year term expiring at the Annual Meeting of Stockholders in 1998 and for the election of one director to serve for the remainder of the three-year term expiring at the Annual Meeting of Stockholders in 1997. All nominees except William Wirth and Margaret DeB. Tutwiler presently serve as directors.

   The persons named in the enclosed proxy will vote for the election of the nominees named below unless authority to vote is withheld. In the event any nominee is unable to serve, the persons named in the proxy will vote for such substitute nominee as they, in their discretion, shall determine. The Board of Directors has no reason to believe that any nominee named herein will be unable to serve.


   The following material contains information concerning the nominees for election and those directors whose terms continue beyond the date of the Annual Meeting.

Nominees for Director for the Term Expiring in 1998


   Edmund J. Cashman, Jr., age 58, has been a director of the Company since its inception in 1981 and has served as a Senior Executive Vice President of the Company since December 1983. He has been an Executive Vice President of Legg Mason Wood Walker, Incorporated ("LMWW"), the Company's principal subsidiary, since 1977. He is responsible for supervising LMWW's syndicate, fixed-income securities and institutional sales activities. Mr. Cashman is also President and a director of the Legg Mason Tax-Exempt Trust, Inc.; Vice Chairman of the Board of Legg Mason Income Trust, Inc.; President and a trustee of the Legg Mason Tax-Free Income Fund, and a director of the Worldwide Value Fund, Inc. and EA Engineering, Science, and Technology, Inc.

   John F. Curley, Jr., age 55, has served as Vice Chairman of the Company and of LMWW since February 1982. He is the Chief Administrative Officer of the Company. Mr. Curley is President and a director of the Legg Mason Value Trust, Inc., the Legg Mason Total Return Trust, Inc. and the Legg Mason Special Investment Trust, Inc., and is Chairman of the Board of the Legg Mason Tax-Exempt Trust, Inc., the Legg Mason Income Trust, Inc., the Legg Mason Cash Reserve Trust, the Legg Mason Tax-Free Income Fund, the Legg Mason Global Trust, Inc., and the Legg Mason Investors Trust, Inc.


   John B. Levert, Jr., age 64, has been a director of the Company since February 1987. He is Chairman of the Board and President of Howard Weil Financial Corporation, a financial services holding company acquired by the Company in February 1987, and since January 1985 has been Chairman of the Board of Howard, Weil, Labouisse, Friedrichs Incorporated ("HWLF"), the principal subsidiary of Howard Weil Financial Corporation. From March 1975 until January 1985, Mr. Levert was President of HWLF.


   William Wirth, age 64, was employed by Credit Suisse from 1961 until his retirement in March 1994. From 1977 to 1994, Dr. Wirth served as a member of the Credit Suisse Executive Board with responsibility for various areas of asset management, institutional investment counseling, mutual funds, economic research and financial analysis. He continues to occupy positions in several entities within the CS Holding Group, an international financial organization, including Chairman of the Board of Bank Hofmann AG, Zurich, Vice Chairman of the Board of Soci|fet|fe Internationale de Placements, Zurich, and Vice Chairman of the Board of Transplan AG, Zurich. He is also a Vice Chairman of Deutsche Bank (Switzerland) AG, Zurich.

   Harold L. Adams, age 56, has been a director of the Company since January 1988. He has been the Chairman of RTKL Associates, Inc., an international architecture, engineering and planning firm, since 1987 and the President of the firm since 1969.


   W. Curtis Livingston, age 51, has been a director of the Company since 1989 and has served as the President and Chief Executive Officer of Western Asset Management Company since August 1984, having served as Senior Vice President of that firm since 1980. Western Asset Management Company is an investment advisory firm acquired by the Company in December 1986. Mr. Livingston is a director of Western Asset Trust, Inc.

Nominee for Director for the Term Expiring in 1997

   Margaret DeB. Tutwiler, age 44, has, since May 1993, been engaged in the public relations and strategic communications business through firms of which she has been the sole or a principal owner. Prior to May 1993, she held various positions in government service, including from August 1992 to January 1993 Assistant to the President for Communications, The White House; from March 1989 to August 1992 Assistant Secretary of State for Public Affairs and Department Spokesman, U.S. Department of State; from January 1989 to March 1989 Consultant, U.S. Department of State; from November 1988 to January 1989 Senior Advisor, Transition Team, U.S. Department of State; from February 1985 to August 1988 Assistant Secretary for Public Affairs and Public Liaison, U.S. Department of the Treasury; from July 1984 to February 1985 Deputy Assistant to the President for Political Affairs, The White House; and from January 1981 to July 1984 Special Assistant to the President and Executive Assistant to the Chief of Staff, The White House.

Directors Continuing in Office

                   Directors whose terms will expire in 1996

   Raymond A. Mason, age 58, has served as Chairman of the Board and President of the Company since its inception in 1981. He has served as Chairman and Chief Executive Officer of LMWW since 1975, and was its President from 1970 to November 1985. Prior to 1970, he was President of Mason & Company, Inc., which he founded in 1962. Mr. Mason is Chairman of the Board of the Legg Mason Value Trust, Inc., the Legg Mason Total Return Trust, Inc. and the Legg Mason Special Investment Trust, Inc. He is a director of Environmental Elements Corporation.

   James W. Brinkley, age 58, has been a director of the Company since its inception in 1981 and has served as a Senior Executive Vice President of the Company since December 1983. In November 1985, he became President of LMWW, having served as an Executive Vice President of LMWW since 1970. Mr. Brinkley has primary responsibility for LMWW's retail sales and marketing activities.

   Nicholas J. St. George, age 56, has been a director of the Company since July 1983. Since February 1979, he has been the President and Chief Executive Officer of Oakwood Homes Corporation, a manufacturer and retailer of manufactured homes. Mr. St. George was the Director of Corporate Development for Ferguson Enterprises, Inc., a wholesale plumbing supplier, from 1976 to 1979 and was Group Vice President of LMWW, where he was engaged in investment banking activities, from 1973 to 1976. Mr. St. George is a director of Oakwood Homes Corporation and American Bankers Insurance Group, Inc.

   Richard J. Himelfarb, age 53, has served as a director of the Company and as an Executive Vice President of the Company and LMWW since November 1983. He is responsible for supervising LMWW's corporate, real estate and partnership finance activities. From 1967 until joining the Company in 1983, Mr. Himelfarb was engaged in the private practice of law.


   Roger W. Schipke, age 58, has been a director of the Company since January 1991. He has been Chairman of the Board and Chief Executive Officer of Sunbeam Corporation, a manufacturer of consumer products, since August 1993. From May 1990 to July 1993, he was Chairman of the Board, President and Chief Executive Officer of The Ryland Group, Inc. Prior to May 1990, Mr. Schipke served 29 years in various executive capacities with the General Electric Company, most recently as Senior Vice President of the Appliance Group. Mr. Schipke is a director of Brunswick Corporation, Mohawk Industries, Inc., the Rouse Company and Sunbeam Corporation.

   Edward I. O'Brien, age 66, has been a director of the Company since February 1993. He serves in an advisory capacity to certain entities in the securities business, having served as a consultant to the Securities Industry Association (the "SIA") from December 1992 to November 1993, and as its President from 1974 to December 1992. From 1955 to 1974, Mr. O'Brien served in various capacities with Bache & Co. (now Prudential Securities Incorporated), including as a general partner, Chairman of the Executive Committee and Director. Mr. O'Brien is a director of the following Neuberger & Berman mutual funds: Partners Fund, Inc., Manhattan Fund, Inc., Guardian Fund, Inc., Focus Fund, Inc., Genesis Fund, Inc. and Socially Responsive Fund, Inc.


                  Directors whose terms will expire in 1997

   Charles A. Bacigalupo, age 61, has been a director and the Secretary of the Company since its inception in 1981 and has served as a Senior Vice President of the Company since May 1982. He has served as a Senior Vice President and Secretary of LMWW since 1970. He is the director of LMWW's legal and compliance department. Mr. Bacigalupo is Chairman of the Board of Legg Mason Capital Management, Inc.

   Harry M. Ford, Jr., age 62, has been a director of the Company since its inception in 1981 and has served as a Senior Vice President of the Company since May 1982. He has been a Vice President of LMWW since 1976 and a Senior Vice President since 1978. He joined Legg & Co. in 1964. Mr. Ford's principal occupation is as an investment executive with LMWW.

   James E. Ukrop, age 57, has been a director of the Company since January 1985. Since 1975, he has been the principal executive officer of Ukrop Super Markets, Inc., a corporation which operates a chain of supermarkets in Virginia. Mr. Ukrop is a director of Owens & Minor, Inc. and Richfood Holdings, Inc.


   John E. Koerner, III, age 52, has been a director of the Company since October 1990. He has been President of Barq's, Inc., a soft drink producer and distributor, since 1976.

   Peter F. O'Malley, age 56, has been a director of the Company since April 1992. He has been Of Counsel to the law firm of O'Malley, Miles, Nylen & Gilmore and its predecessor, O'Malley & Miles, since 1989. Prior to that time he was Managing Partner of O'Malley & Miles. Mr. O'Malley is a director of Potomac Electric Power Company and Giant Food Inc.

Committees of the Board -- Board Meetings

   The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating committee.

   The Audit Committee, which consists of Messrs. St. George (Chairman), O'Brien and Schipke, is primarily concerned with the effectiveness of the audits of the Company by the Company's independent auditors. Its duties include: recommending the selection of independent auditors; reviewing the scope of the audits conducted by them, as well as the results of their audits; meeting with the Company's internal auditors; and reviewing the organization and scope of the Company's internal system of accounting and financial controls.

   The Compensation Committee, which consists of Messrs. Adams (Chairman), Koerner and Ukrop, is responsible for recommending and approving the compensation of the senior executive officers of the Company. The Compensation Committee also serves as the administrative committee of certain of the Company's employee benefit plans.

   During the fiscal year ended March 31, 1995, the Board of Directors met five times, the Audit Committee four times, and the Compensation Committee six times. Each director except Mr. Ukrop attended 75% or more of the aggregate number of meetings of the Board and all committees of the Board on which the director served.

Compensation of Directors

   Directors who are not employees of the Company receive an annual retainer of $10,000, a fee of $2,000 for each Board meeting attended, and reimbursement of expenses for attendance at meetings. Committee members also receive an annual retainer of $1,000 ($2,000 for the committee chair) for service in that capacity.


   Under the terms of the Legg Mason, Inc. 1988 Non-Employee Director Stock Option Plan, which covers an aggregate of up to 175,000 shares of Common Stock, each non-employee director is granted, on the date he is first elected as a director, an option to purchase 2,000 shares of Common Stock, and, on the date of each Annual Meeting of Stockholders, an option to purchase an additional 2,000 shares. All options have an exercise price equal to the fair market value of the Common Stock on the date of grant. The options are exercisable immediately upon the date of grant and have a ten-year term, subject to earlier termination in the event the optionee ceases to be a director of the Company. During the fiscal year ended March 31, 1995, each of Messrs. Adams, Koerner, O'Brien, O'Malley, Schipke, St. George and Ukrop received an option to purchase 2,000 shares of Common Stock.

         SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS


   The following table sets forth information regarding the ownership of Common Stock of the Company as of May 18, 1995 by each director and nominee for director, each executive officer named in the Summary Compensation Table, all executive officers, directors and nominees as a group, and each person who, to the best of the Company's knowledge, beneficially owned more than five percent of the Company's outstanding Common Stock.


                                                               PERCENT OF
                                               COMMON STOCK    OUTSTANDING
                                               BENEFICIALLY    COMMON STOCK
              NAME OF OWNER (1)                OWNED (2) (3)       (3)
- --------------------------------------------  -------------- ---------------
Raymond A. Mason............................  490,090 (4)        3.96
Kenneth S. Battye...........................  315,178 (5)        2.56
James W. Brinkley...........................  285,651            2.31
Edmund J. Cashman, Jr. .....................  193,650            1.57
John F. Curley, Jr. ........................  154,765            1.26
Charles A. Bacigalupo.......................  129,733            1.05
Richard J. Himelfarb........................  122,981            1.00
John B. Levert, Jr..........................  103,873             *
Harry M. Ford, Jr...........................   71,354             *
James E. Ukrop .............................   35,600             *
W. Curtis Livingston........................   25,950 (6)         *
Nicholas J. St. George......................   17,000             *
John E. Koerner, III........................   15,525 (7)         *
Harold L. Adams.............................   14,500             *
Roger W. Schipke............................   10,750             *
Peter F. O'Malley...........................   10,750             *
Edward I. O'Brien...........................    7,500             *
Edward A. Taber III.........................    6,000             *
Margaret DeB. Tutwiler......................        0
William Wirth...............................        0
All executive officers, directors and
nominees
as a group (25 persons) ....................2,041,640           16.09


   * Less than 1%.

(1) The table does not include 2,189,869 shares (including 257,202 shares that are deemed to be beneficially owned by virtue of ownership of the Company's 7% Convertible Subordinated Debentures) of which 1,364,869 shares are held for investment purposes on behalf of advisory clients of Alliance Capital Management, L.P., an investment advisory subsidiary of The Equitable Companies, Incorporated, and 825,000 shares are held for investment purposes by The Equitable Life Assurance Society of the United States, 787 Seventh Avenue, New York, New York 10019. All of the shares (17.8% of the shares outstanding) are held with sole dispositive power and 2,095,987 shares are held with sole voting power. In addition, the table does not include 1,220,849 shares (9.9% of the shares outstanding) held by investment advisory clients of GeoCapital Corporation, 767 Fifth Avenue, New York, New York 10153, as to which shares GeoCapital Corporation has sole dispositive power. The preceding information is based upon Schedule 13G reports filed by The Equitable Companies and GeoCapital, respectively, reporting ownership as of December 31, 1994.

(2) Except as otherwise indicated and except for shares held by members of an individual's family or in trust, all shares are held with sole dispositive and voting power.


(3) Includes the following number of shares subject to options exercisable within 60 days from May 18, 1995: Mr. Mason -- 70,710; Mr. Battye -- 14,865; Mr. Brinkley -- 47,062; Mr. Cashman -- 29,462; Mr. Curley -- 16,050; Mr.
    Bacigalupo -- 14,274; Mr. Himelfarb -- 40,999; Mr. Levert -- 2,500; Mr. Ford -- 23,394; Mr. Ukrop -- 17,000; Mr. Livingston -- 25,625; Mr. St. George --
    17,000; Mr. Koerner -- 9,500; Mr. Adams -- 13,250; Mr. Schipke -- 4,500; Mr.
    O'Malley -- 8,250; Mr. O'Brien -- 7,000; Mr. Taber -- 5,375; and all executive officers and directors as a group -- 391,867. For purposes of determining the percent of outstanding stock, such stock options are assumed to have been exercised. Does not include shares represented by vested beneficial interests in the Legg Mason Profit Sharing Plan and Trust.


(4) Does not include 5,000 shares owned by Mr. Mason's wife, as to which Mr. Mason disclaims beneficial ownership.


(5) Does not include 1,000 shares owned by the Legg & Co. Foundation, Inc. as to which Mr. Battye has dispositive power.

(6) Includes 200 shares held by Mr. Livingston as a trustee of trusts for the benefit of his children.

(7) Includes 900 shares owned by Mr. Koerner's children.

                                5

                            EXECUTIVE COMPENSATION


   The following table provides certain information concerning compensation of the Company's Chief Executive Officer and each of the five other most highly compensated executive officers for the past three fiscal years.


                          Summary Compensation Table


                                                                                    Long-Term
                                                Annual Compensation                Compensation
                                    --------------------------------------------   ------------
                                                                    Other Annual      Options        All Other
   Name and Principal Position      Year   Salary     Bonus(1)      Compensation   Granted(#)(4)  Compensation(5)
   ---------------------------      ----   ------    ----------     ------------      -------      -------------
Raymond A. Mason................    1995 $212,000   $  608,000     $    1,564         10,000   $      39,826
  Chairman of the Board,            1994  212,000    1,684,000          1,378          7,000          39,689
  President and Chief               1993  211,000    1,421,000          1,392         10,000          29,801
  Executive Officer

James W. Brinkley...............    1995  184,000      260,000            879          5,000          22,106
  Senior Executive                  1994  173,340      770,000          1,463          5,000          29,593
  Vice President                    1993  164,167      675,000          1,413          5,000          16,572

Edmund J. Cashman, Jr...........    1995  167,500      260,000             --          4,000          17,564
  Senior Executive                  1994  158,340      553,000             --          2,000          17,156
  Vice President                    1993  149,167      580,500             --          2,500          12,714

John F. Curley, Jr..............    1995  178,995      260,000            177          4,000          11,062
  Vice Chairman of the Board        1994  168,000      695,000            393          4,000          12,916
  and Chief Administrative          1993  157,333      620,000            329          5,000          10,344
  Officer

Richard J. Himelfarb............    1995  181,245      260,000            679          4,000           7,354
  Executive Vice President          1994  168,336      765,000          1,427          5,000          10,385
                                    1993  159,167      645,000        137,985(3)       5,000           7,102

Edward A. Taber III(2)..........    1995  200,000      245,000             --         24,000           3,700
  Executive Vice President          1994  175,000      665,000             --          5,000           5,850
                                    1993      --           --              --             --              --

- -------------

(1) The Company pays discretionary incentive cash bonuses to certain executive officers whose duties are administrative and managerial or whose compensation is not solely based on commissions. The Company's present policy is to set aside in each fiscal year an executive bonus pool in an amount up to 10% of the Company's pre-tax income for the fiscal year (before deducting such bonuses). The selection of the participants in the pool, the total amount reserved for bonuses, and the allocation of incentive bonuses among the executive officers, including each of the officers identified in this table, is determined by the Compensation Committee as described in the Compensation Committee Report on Executive Compensation. See "Approval of Executive Incentive Compensation Plan."

(2) Mr. Taber was not an executive officer of the Company prior to fiscal 1994.

(3) Of this amount, $136,577 represents a tax reimbursement payment pursuant to the terms of a stock option granted in 1983.

(4) Adjusted to reflect five-for-four stock split effected September 1993.

(5) Includes for fiscal 1995 for each individual $3,700 contributed by the Company under the Company's Profit Sharing Plan; and for Mr. Curley, $93 contributed under the Company's Employee Stock Purchase Plan. In addition, includes for fiscal 1995 for Messrs. Mason, Brinkley, Cashman, Curley and Himelfarb, respectively, $36,126, $18,406, $13,864, $7,269, and $3,654 of
    commissions earned from securities brokerage activities.

Stock Options

   The following table summarizes option grants made during the fiscal year ended March 31, 1995 to the executive officers named in the Summary Compensation Table.


                         Option Grants in Fiscal 1995



                                         Individual Grants (1)
                           ------------------------------------------------
                                           % of Total
                           Number of        Options
                           Securities      Granted to
                           Underlying      Employees    Exercise
                            Options        in Fiscal     Price   Expiration   Grant  Date
       Name                 Granted          Year      ($/Share)     Date   Present Value (2)
       ----                ----------      ----------  ---------  ---------  ---------------
Raymond A. Mason......      10,000           2.46      $ 19.62     7/27/04   $  82,006
James W. Brinkley  ...       5,000           1.23        19.62     7/27/04      41,003
Edmund J. Cashman,
  Jr..................       4,000           0.98        19.62     7/27/04      32,803
John F. Curley, Jr.  .       4,000           0.98        19.62     7/27/04      32,803
Richard J. Himelfarb .       4,000           0.98        19.62     7/27/04      32,803
Edward A. Taber III ..       4,000           0.98        19.62     7/27/04      32,803
                            20,000           4.91        22.06     1/18/05     187,335


(1) Option grants made pursuant to the Legg Mason, Inc. 1991 Omnibus Long-Term Compensation Plan. The exercise price of each option granted under the Plan is not less than the fair market value of the Common Stock on the grant date. Options generally are not exercisable during the first year after the date of grant, and thereafter generally vest in cumulative installments of 20% on each anniversary of the date of grant, such that the options are fully exercisable on and after 5 years from the date of grant until the tenth year following that date, subject in all cases to accelerated vesting if there is an unapproved change of control. The vesting schedule of the $22.06 options granted to Mr. Taber is as follows: 727 shares at 1/19/96 and 1/19/97; 2,699 shares at 1/19/98; 3,821 shares at 1/19/99; 4,533 shares at
    1/19/00 and 1/19/01; and 2,960 shares at 1/19/02. Option holders may use previously owned shares to pay all or part of the exercise price.

(2) The stock options were valued using the Modified American Black-Scholes Model which is a variation of the Black-Scholes option pricing model. The following assumptions were made for purposes of calculating the Grant Date Present Value: an expected option term of eight years to exercise; a dividend yield of 1.8%; stock price volatility of .3074 and .3040 for the $19.62 and the $22.06 options, respectively, based upon the monthly common stock closing prices for the eight years prior to the grant date; and a risk-free interest rate of 7.39% and 7.79% for the $19.62 and the $22.06 options, respectively. The actual value realized, if any, on stock option exercises will be dependent on overall market conditions and the future performance of the Company and its Common Stock. There is no assurance the actual value realized will approximate the amount calculated under the valuation model.

   The following table summarizes option exercises during the fiscal year ended March 31, 1995 by the executive officers named in the Summary Compensation Table and the value of their unexercised options at March 31, 1995.

                Aggregate Option Exercises During Fiscal 1995
                 and Value of Options Held at March 31, 1995



                                                         Number of Securities           Value of Unexercised
                           Number of                    Underlying Unexercised              In-the-Money
                            Shares                    Options at March 31, 1995      Options at March 31, 1995(1)
                          Acquired on   Value        ---------------------------     ---------------------------
      Name                 Exercise   Realized (1)   Exercisable   Unexercisable     Exercisable  Unexercisable
      ----                -----------  ----------    -----------   -------------     -----------  -------------
Raymond A. Mason......       5,000    $  67,338         71,613          48,167   $     775,359     $  345,938
James W. Brinkley  ...      12,031      159,973         59,093          15,750         684,097         74,309
Edmund J. Cashman,
  Jr..................       7,186      100,576         33,462           8,100         375,038         34,976
John F. Curley, Jr.  .       7,100       57,793         26,335          13,200         300,371         63,145
Richard J. Himelfarb .       8,592       99,731         40,999          14,250         431,172         65,885
Edward A. Taber III ..         --           --           5,375          35,500          26,960         92,038


(1) Value  realized  and  value  of   unexercised   options  are  calculated  by
    determining the difference between the fair market value of the shares underlying the options and the exercise price of the options at exercise or March 31, 1995, respectively.

           COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   Legg Mason's executive compensation program is designed to attract, motivate and retain the management talent needed to strengthen the Company's position in the financial services industry and to achieve its business objectives.

   Salaries  of  executive  officers  are set at levels  which the  Compensation
Committee of the Board of Directors (which committee consists entirely of non-employee directors) believes are competitive with salaries of executives in similar positions at comparable financial services companies. In addition, substantial emphasis is placed on incentive compensation directly related to short- and long-term corporate performance through annual cash bonuses and stock option grants.

   As is common in the financial services industry, a significant portion of total compensation of the Company's executive officers is paid in the form of annual bonuses. For example, in fiscal 1995, 74% of the annual cash compensation of Raymond A. Mason, the Company's Chief Executive Officer ("CEO"), was paid as an annual bonus. This is intended to maximize the portion of an individual's compensation that is subject to fluctuation each year based upon corporate and individual performance, as discussed below.

   The compensation program is structured to recognize each executive's level of responsibility and to reward exceptional individual and corporate performance. The program takes into account both annual operating results and the desirability of providing incentives for future improvement. This includes the ability to implement the Company's business plans as well as to react to unanticipated external factors which can have a significant impact on corporate performance. Compensation decisions for all executives, including the CEO, are based on the same criteria.

   In carrying out its responsibilities, the Compensation Committee has from time to time availed itself of independent consulting advice in connection with its consideration of executive compensation plans, such as the Company's 1991 Omnibus Long-Term Compensation Plan. The Committee also has available to it surveys of financial services industry compensation, which include the companies comprising the peer group referenced in the Stock Performance Graph following this report.

   There are three major components of the Company's executive compensation program: base salary, short-term awards, and long-term incentive awards.

Base Salary

   A competitive base salary is important in fostering a career orientation among executives, consistent with the long-term nature of the Company's business objectives. The Compensation Committee determines the salary of the CEO and the Company's other executive officers based on its consideration of the CEO's recommendations.

   Salaries and salary adjustments are based on the responsibilities, performance and experience of each executive, regular reviews of competitive positioning (comparing the Company's salary structure with that of similar companies) and business performance. While there is no specific weighting of these factors, the responsibilities, performance and experience of each executive and reviews of competitive positioning are the most important considerations.

   Raymond A. Mason, the Company's CEO, has more than 30 years of service with the Company. The Compensation Committee established his fiscal 1995 salary based upon competitive positioning and the Company's overall compensation approach, as noted above, of limiting base salary levels and emphasizing incentive compensation.

Short-Term Awards

   Short-term cash awards to executives are directly based on the Company's fiscal year operating results and recognize contributions to the business during the fiscal year.

   The Company's incentive bonus program provides for an executive bonus pool in an amount up to 10% of the Company's pre-tax income (calculated before deduction of the bonuses) for annual cash awards to the CEO, the Company's other executive officers, and certain other executives with key management responsibilities. The bonus pool has ranged from 7% to 10% of annual pre-tax income. A total of 11 executives were included in this group for fiscal 1995. The specific bonus an executive receives is dependent on his or her level of responsibility and individual performance. Levels of responsibility are evaluated annually by the Compensation Committee without regard to any specific formula for allocation of the bonus pool. Assessments of individual performance are made annually by the Compensation Committee after receiving the recommendations of the CEO. Such assessments are based on a number of factors, including individual and corporate performance, initiative, business judgment and management skills.

   Total bonuses to this group with respect to fiscal 1995 aggregated approximately 7% of pre-tax income (before deduction of the cash bonuses). The portion of the bonus pool awarded to Raymond A. Mason, the Company's CEO, for fiscal 1995 reflects his significant personal contributions to the business and his leadership in building the Company's revenues, earnings and capital position. The award was based on the Compensation Committee's general evaluation of Mr. Mason's overall contribution as CEO to the Company's performance levels, rather than on quantitative measures or formulas. The Compensation Committee believes that Mr. Mason's cash compensation (salary and cash bonus) was appropriate in relation to compensation of CEOs of comparable companies, including the companies comprising the peer group reflected in the Stock Performance Graph, taking into account the size and business results of Legg Mason and those companies.

   Section  162(m)  of the  Internal  Revenue  Code,  enacted  in  1993,  limits deductions for certain annual compensation in excess of $1,000,000 paid to individuals required to be named in the summary compensation table in proxy statements of public companies. This limitation did not result in the loss of any tax deduction to the Company for its fiscal year ended March 31, 1995. Beginning in fiscal 1996, it is intended that cash incentives bonuses will be paid pursuant to the Legg Mason, Inc. Executive Incentive Compensation Plan, which is described in detail below and recommended for stockholder approval at the Annual Meeting. Amounts paid pursuant to the Executive Incentive
Compensation Plan are intended to qualify as performance-based compensation within the meaning of Section 162(m), resulting in exclusion from the $1,000,000 limitation on deductibility. See "Approval of Executive Incentive Compensation Plan."


Long-Term Incentive Awards

   Long-term incentive awards, made pursuant to the shareholder-approved Legg Mason 1991 Omnibus Long-Term Compensation Plan, are designed to reinforce the importance of building long-term value for the Company's stockholders.

   Stock options were the only long-term incentives granted to executive officers in fiscal 1995. The Compensation Committee believes that the regular annual grant of stock options focuses management attention on long-term growth in stockholder value and stock price appreciation. Under the plan, options have a term of 10 years and are granted at the fair market value of Legg Mason Common Stock on the date of grant. Generally, twenty percent of the options become exercisable one year from date of grant, with the balance becoming exercisable in 20% increments over the ensuing four years. Recipients must remain in the Company's employ to exercise their options.


   The number of options that the Compensation Committee grants to executive officers is based on individual performance (determined as described under "Short-Term Awards") and level of responsibility, and is determined by the Compensation Committee after considering the recommendations of the CEO. Award levels must be sufficient in size so that executives develop strong incentives to achieve long-term corporate goals. In fiscal 1995, the annual option award to Mr. Mason increased from the preceding year, but represented a reduced percentage of the total options granted to all employees.


                                         COMPENSATION COMMITTEE
                                             Harold L. Adams, Chairman
                                             John E. Koerner, III
                                             James E. Ukrop

                           STOCK PERFORMANCE GRAPH

   The graph below compares the cumulative total shareholder return on Legg Mason's Common Stock for the last five fiscal years with the cumulative total return of the S&P 500 Stock Index and the Regional Sub-Index of the Lipper Analytical Brokerage Stock Price Index ("Lipper Regional") over the same period (assuming the investment of $100 in each on March 31, 1990, and the reinvestment of all dividends). The Lipper Regional is comprised of 15 publicly held regional securities firms.

 #############################################################################

                             IMAGE OF GRAPH OMITTED

                                    1990    1991    1992    1993    1994    1995
                                    ----    ----    ----    ----    ----    ----
Legg Mason                          $100    $131    $175    $201    $186    $219
S&P 500 Stock Index                 $100    $114    $127    $146    $148    $171
Lipper Regional                     $100    $123    $230    $256    $280    $306


 #############################################################################

                             CERTAIN TRANSACTIONS

   Pursuant to an arrangement between LMWW and Aberdeen Creek Corporation ("Aberdeen"), a corporation owned by Peter F. O'Malley, a director of the Company, LMWW and Aberdeen may in certain instances provide investment banking services under a joint working relationship. The portion of the total fees to be received by Aberdeen and LMWW in any investment banking engagement subject to the arrangement is determined by negotiation between Aberdeen and LMWW, and in each case will depend upon a number of factors, including their respective roles in securing the engagement and the level and nature of services performed by each. During fiscal 1995, there were no investment banking engagements that resulted in any fees pursuant to the arrangement.

   In the ordinary course of its business, the Company has extended credit to certain of its directors and executive officers in connection with their purchase of securities in margin accounts. Such extension of credit has not resulted in any losses to the Company and has been made on the same terms as loans to unaffiliated customers.


Compensation Committee Interlocks

   During the period April 1, 1994 through May 30, 1995, the Company paid $70,479 to RTKL Associates, Inc. for architecture and planning services relating to various Company locations. Harold L. Adams, a director of the Company and a member of the Compensation Committee of the Board, is the Chairman of RTKL Associates, Inc.

            APPROVAL OF AMENDMENT OF EMPLOYEE STOCK PURCHASE PLAN


   On December 1, 1987, the Board of Directors adopted the Legg Mason, Inc. Employee Stock Purchase Plan (the "Plan"). The Plan was approved by the stockholders in 1988. The purpose of the Plan is to provide employees of the Company and its subsidiaries with the opportunity to purchase shares of the Company's Common Stock in the market through voluntary payroll deductions. The Plan, as originally adopted, covered a total of 625,000 shares (as adjusted for a subsequent five-for-four stock split). The Board of Directors believes that the Plan continues to be desirable for purposes of encouraging employee ownership of the Company's Common Stock, and in April 1995 adopted an amendment to the Plan increasing the number of shares covered by the Plan by 1,000,000. The provisions of the Plan require that any amendment increasing the number of shares is required to be approved by the stockholders, and such amendment is being presented for approval at the Annual Meeting.

   Any regular employee of the Company or one of its subsidiaries (the Company and its subsidiaries being sometimes hereinafter referred to as the "Employer") is eligible to participate in the Plan. As of March 31, 1995, approximately 2,900 employees were eligible to participate in the Plan and 545 employees were participating. Each eligible employee who elects to participate may authorize payroll deductions of not less than 1% and not more than 10% of the employee's compensation (as defined). The participant may increase or decrease the amount of deductions at any time, but not more than once during any calendar year. In addition, a participant may terminate payroll deductions under the Plan at any time, but is not allowed to resume payroll deductions until six months after the date when the deductions terminated. Payroll deductions under the Plan cease immediately upon the employee's retirement, resignation, death or other termination of employment.


   The Employer contributes an amount equal to 5% of each participant's monthly payroll deduction. The Company's Board of Directors may at any time increase or decrease the amount of the Employer contribution. Payroll deductions are accumulated and forwarded to a bank or other firm selected by the Company (the "Agent"), together with the Employer contributions. As promptly as practicable after the end of each month, the Agent causes to be purchased on the open market as many shares of the Company's Common Stock as such funds will permit. The number of shares purchased depends upon the market price of the Common Stock at the time of each purchase. Shares purchased in each month are allocated on the basis of the average cost thereof among participants in proportion to the respective amount of funds available in the account of each participant. Allocations are made in whole shares and fractional shares.


   The Company has designated First Union National Bank of North Carolina, as Agent, to maintain accounts in the names of the participants and to effect purchases and sales of the Company's Common Stock through broker-dealers. The Company pays brokerage commissions and other charges with respect to purchases made under the Plan and reinvestment of dividends under the Plan. The participant may at any time instruct the Agent to sell all of the shares held in the participant's account, and may also, but not more than once during any calendar year, instruct the Agent to sell less than all of the shares held in the account. Brokerage commissions and other charges in connection with sales are payable by the participant.

   The Company's Board of Directors may amend the Plan in any respect except that certain amendments require the approval of the holders of a majority of the shares of the Company's Common Stock then issued, outstanding and entitled to vote. Without such approval, no amendment may be made (a) increasing or decreasing the total number of shares covered by the Plan (except pursuant to the anti-dilution provisions of the Plan), or (b) materially modifying the eligibility requirements for participation in the Plan.

   The table below shows the dollar value that would be received by the person or group indicated during the fiscal year ended March 31, 1996 pursuant to the Plan as a result of the Company's 5% matching contribution assuming the continuation of the current participants in the Plan at the payroll deduction levels that existed in fiscal 1995.

                              New Plan Benefits
                Legg Mason, Inc. Employee Stock Purchase Plan


                                                        Dollar Value of
                                                      Company Contribution
                                                      --------------------
            John F. Curley, Jr., Vice Chairman of the
            Board ...................................       $     93
            Executive officers as a group ...........            870
            All employees as a group ................         91,420



              APPROVAL OF EXECUTIVE INCENTIVE COMPENSATION PLAN

   In May 1995, the Compensation Committee of the Board of Directors (the "Compensation Committee") approved the Legg Mason, Inc. Executive Incentive Compensation Plan (the "Plan") for submission to a vote of the stockholders at the 1995 Annual Meeting. The text of the Plan is set forth in Appendix A to this proxy statement and the following description of the Plan is qualified in its entirety by reference to the Plan.

   The Plan is an annual bonus plan designed to provide certain senior officers of the Company, including those who are required to be named in the Summary Compensation Table, with incentive compensation based upon achievement of pre-established performance goals. The Plan is designed to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended, which denies a tax deduction to a public company for compensation in excess of $1,000,000 paid in any tax year to the chief executive officer and each of the four other most highly compensated executive officers, subject to an exception for "performance-based compensation" paid pursuant to performance goals determined by the company's compensation committee and approved by its shareholders.


   The Plan will be administered by the Compensation Committee. The Compensation Committee will select Plan participants from among the Company's senior management and key employees who will be eligible to receive cash awards under the Plan (collectively, "Awards").


   The Plan provides for a total pool (the "Award Pool") to be based upon a designated percentage of the Company's consolidated pre-tax income for each fiscal year, before reduction by the amount of the Award Pool ("Annual Profits"). The Award Pool for each fiscal year will be determined by the Compensation Committee, but may not exceed 10% of Annual Profits. The Compensation Committee will designate the persons who will participate in the Plan for each fiscal year and will determine the maximum percentage of the Award Pool, if any, to be paid to each participant for the particular fiscal year. In no event may more than 40% of the Award Pool for a fiscal year be awarded to any single participant in the Plan. No payments will be made under the Plan unless Annual Profits exceed $3,000,000.

   The Compensation Committee is authorized at any time during or after a fiscal year, in its sole and absolute discretion, to reduce or eliminate the Award Pool or the portion of the Award Pool allocated to any participant, for any reason. The Compensation Committee may, at any time, terminate or, from time to time, amend, modify or suspend the Plan or any Award which has not yet been paid. Any such amendment may be made without stockholder approval. No Award may be granted during any suspension of the Plan or after its termination.

   The Plan is effective for the fiscal year which began April 1, 1995, subject to approval of the stockholders at the Annual Meeting. Because amounts payable under the Plan will be based on fiscal 1996 performance and will be contingent upon the right of the Compensation Committee to exercise discretion to reduce the amount of the final payments, such amounts are not determinable at the present time. The Committee anticipates that if Annual Profits for fiscal 1996 were the same as earned in fiscal 1995 the aggregate Awards that would be paid under the Plan to the executives named in the Summary Compensation Table would not be materially different than the aggregate incentive bonuses paid for fiscal 1995.

   The Company believes that, upon approval of the Plan by the stockholders and certification by the Compensation Committee that performance goals and any other material terms have been satisfied, compensation paid pursuant to the Plan will be tax deductible. The approval of the Plan by the stockholders and certification by the Compensation Committee will be conditions to the receipt by participants of any payments under the Plan. Failure of the stockholders to approve the Plan will not prohibit the Company from paying bonus compensation to senior management who would have been covered by the Plan, including in situations where such compensation may be subject to the deductibility limitation under Section 162(m).


                    RATIFICATION OF SELECTION OF AUDITORS


   The Board of Directors has selected Coopers & Lybrand L.L.P. to be the independent auditors of the Company for the fiscal year ending March 31, 1996. This selection will be submitted for ratification at the Annual Meeting. Representatives of Coopers & Lybrand will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING


   Any stockholder proposal intended for inclusion in the proxy material for the 1996 Annual Meeting must be received in writing by the Company on or before February 16, 1996. The inclusion of any proposal will be subject to applicable rules of the Securities and Exchange Commission.

                       COMPLIANCE WITH SECTION 16(a) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


   Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, the Company's executive officers and directors are required to file with the Securities and Exchange Commission and the New York Stock Exchange reports of their ownership of Common Stock. Based solely on a review of copies of such reports furnished to the Company, or written representations that no reports were required, the Company believes that during the fiscal year ended March 31, 1995 its executive officers and directors complied with the Section 16(a) requirements except that reports covering a purchase of 900 shares for the children of John E. Koerner, III and the exercise of stock options by W. Curtis Livingston and Richard J. Himelfarb were filed late.

                                OTHER MATTERS

   The Board of Directors of the Company is not aware of any other matters to come before the meeting. If any other matters should come before the meeting, the persons named in the enclosed proxy will act thereon according to their best judgment.

                                By order of the Board of Directors


                               /s/ Charles A. Bacigalupo

                               Secretary

                                                                      APPENDIX A

                                LEGG MASON, INC.
                     EXECUTIVE INCENTIVE COMPENSATION PLAN


   1. Purpose. The purpose of the Legg Mason, Inc. Executive Incentive Compensation Plan (the "Plan") is to provide incentives to executive officers and other key employees of Legg Mason, Inc. (Legg Mason, Inc. and all direct and indirect subsidiaries being referred to herein as the "Company") to incent such employees and to encourage them to remain in the employ of the Company. Amounts paid pursuant to the Plan are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.


   2. Definitions. The terms defined in this section are used (and capitalized) elsewhere in the Plan.

   a. "Annual Profits" means the consolidated income before income taxes of the Company for the Performance Period, before the provision for incentive compensation earned pursuant to this Plan, and subject to accounting adjustments and adjustment for extraordinary items.


   b. "Award" means a portion of the Award Pool payable to a Participant as determined pursuant to Section 4 hereof.

   c. "Award Pool" means a pool specified by the Committee,  in accordance  with
Section 4 hereof, out of which Awards may be made to Participants.

   d. "Committee" means the Compensation Committee of the Board of Directors of Legg Mason, Inc., or such other Board committee as may be designated by the Board of Directors to administer the Plan.


   e. "Participant" means an employee designated by the Committee to participate in the Plan for a designated Performance Period.

   f. "Performance Period" means the Company's fiscal year.

   3. Administration.

   3.1 The Committee shall administer the Plan. The Committee's interpretation of the Plan and of any Awards made under the Plan shall be final and binding on all persons with an interest therein. The Committee shall have the power to establish regulations to administer the Plan and to change such regulations.

   3.2 Exculpation and Indemnification. To the full extent permitted by law, (i) no member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award made under the Plan, and (ii) the members of the Committee shall be entitled to indemnification by the Company with regard to such actions.

   4. Awards.

   4.1 Creation of Award Pools. Not later than 90 days following the commencement of each Performance Period, the Committee shall establish an Award Pool from which Awards may be paid in accordance with the Plan. The amount included in the Award Pool for a particular Performance Period shall be equal to a percentage of the Annual Profits for the Performance Period to be determined by the Committee, not to exceed 10% of the Annual Profits.


   4.2 Allocation of Award Pools. Not later than 90 days following the commencement of each Performance Period, the Committee shall select the persons who shall be Participants for such Performance Period and allocate, with respect to each Participant, a maximum percentage of the Award Pool, if any, to be paid for such Performance Period; provided that in no event shall the percentage of the Award Pool allocated to any Participant exceed 40% of the Award Pool.

   4.3 Adjustments. The Committee is authorized at any time during or after a Performance Period, in its sole and absolute discretion, to reduce or eliminate the Award Pool or the Award allocated to any Participant for any reason.

   4.4 Payment of Awards. Following the completion of each Performance Period, the Committee shall certify in writing the amount of the Award Pool and the Awards payable to Participants. Partial payments may be made to Participants during the course of a Performance Period in the sole discretion of the Committee; provided that the aggregate of such partial payments may not exceed the amount of the Award that a Participant would otherwise be entitled to under this Section 4. No Award shall be paid under the Plan unless the Annual Profits for the Performance Period exceed $3,000,000.


   5. Effective Date of the Plan. The Plan shall be effective as of April 1, 1995, provided that the Plan is approved by the stockholders of the Company at a meeting held no later than September 1, 1995. The Plan shall remain in effect until it has been terminated pursuant to Section 8.

   6. Right to Terminate Employment. Nothing in the Plan or designation as a Participant shall confer upon any Participant the right to continue in the employment of the Company or any subsidiary or affect any right which the Company or any subsidiary may have to terminate the employment of a Participant with or without cause.


   7. Tax Withholding. The Company shall withhold from cash payments made pursuant to the Plan an amount sufficient to cover any required withholding taxes.


   8. Amendment, Modification and Termination of the Plan. The Committee may at any time terminate, suspend or modify the Plan or any Award which has not been paid. No Award may be granted during any suspension of the Plan or after its termination.


   9. Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may be represented by the Award Pool.

   10. Other Benefit and Compensation Programs. Neither the adoption of the Plan by the Committee nor its submission to the stockholders of the Company shall be construed as creating any limitation on the power of the Committee or the Board of Directors to adopt such other incentive or other compensation arrangements as it may deem necessary. Payments received by a Participant pursuant to the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of the termination, indemnity or severance pay law of any state or country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or any subsidiary unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

   11. Governing Law. To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of Maryland.

                                                                      APPENDIX B

                                                      FILED PURSUANT TO INSTRUC-
                                                      TION 3 OF ITEM 10 OF
                                                      SCHEDULE 14A
                                                      (NOT BEING DISTRIBUTED AS
                                                      PART OF PROXY STATEMENT)

                                LEGG MASON, INC.
                              AMENDED AND RESTATED
                          EMPLOYEE STOCK PURCHASE PLAN
                               (As Amended 1995)


                  1.       PURPOSE OF PLAN
                           The purpose of the Legg Mason, Inc. Employee Stock
Purchase Plan (the "Plan") is to provide an opportunity for eligible employees of Legg Mason, Inc. (the "Company") and its subsidiaries (the Company and each of its subsidiaries being sometimes hereinafter referred to as the "Employer") to purchase shares of the Company's Common Stock through regular payroll deductions.

                  2.       SHARES SUBJECT TO THE PLAN
                           Subject to adjustment as provided in Section 16,
the number of shares of Common Stock which may be purchased by participants under the Plan commencing with purchases made from and after completion of the purchase of the 625,000 shares (as adjusted pursuant to Section 16) authorized by the Plan as adopted in December 1987 shall be 1,000,000 shares.

                  3.       ADMINISTRATION
                           3.1      The Plan will be administered by a committee
(the "Committee") consisting of at least three members of the Board of Directors of the Company, none of whom shall be eligible to participate in the Plan. Members of the Committee shall be appointed, and may be removed, by the affirmative vote of a majority of the entire Board of Directors. No member of the

Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

                  3.2 Subject to the provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules relating to it and to make all other determinations necessary or advisable in administering the Plan, all of which determinations shall be final and binding upon all persons.

                  4.       ELIGIBLE EMPLOYEES
                           Any regular employee of the Company or any of its
subsidiaries who has reached the age of majority in the state in which he resides will be eligible to participate in the Plan. A "regular employee" is any employee who is regularly scheduled to work twenty-five or more hours per week, and who fills an authorized, non-temporary position. No member of the Board of Directors who is not an employee of the Company or a subsidiary or who is a member of the Committee will be eligible to participate.

                  5.       PARTICIPATION
                           An eligible employee may enroll as a participant
in the Plan by completing and signing a payroll deduction authorization form and forwarding the completed form to his Employer. Enrollment will become effective as soon as practicable following receipt of the form by the Employer. The form will state the whole percentage of salary or wages to be deducted regularly from the employee's pay and will authorize the purchase of stock for him in each Payment Period (as defined in Section 6 hereof) in accordance with the terms of the Plan.

                  6.       PAYMENT PERIODS AND EMPLOYEE CONTRIBUTIONS
                           6.1 Each  calendar  month  shall be a Payment  Period
during which payroll deductions will be accumulated under the Plan. Each Payment Period includes only regular paydays falling within it. The Committee, in its discretion, may establish other Payment Periods for designated classes of participating employees.

                           6.2 A participant may authorize payroll deductions in
a whole percentage amount of not less than 1% and not more than 10% of compensation received during a Payment Period. For purposes of the Plan, compensation shall be deemed to include wages, salary, commissions, bonuses and overtime pay. A participant may not contribute amounts to purchase stock under the Plan in any manner other than by payroll deductions.

                           6.3 The total  amount  of  payroll  deductions  for a
participant during any calendar year may not exceed $25,000.

                           6.4 A  participant  may at any time  (but in no event
more than once during any calendar year) increase or decrease his payroll deduction by completing and forwarding a new payroll deduction authorization form to the Employer in accordance with Section 5. The change may not become effective sooner than the next Payment Period.

                  7.       EMPLOYER CONTRIBUTIONS
                           Each Employer  will  contribute an amount equal to 5%
of the amount of each of its participating employee's monthly payroll deductions. The Board of Directors of the Company may at any time increase or decrease the amount of the Employer contribution. Neither the Employer's contribution nor any payment of costs by the Employer under this Plan shall constitute a part of base earnings, compensation or salary of an employee for purposes of determining wage scales, insurance, pension benefits or other employee benefits.

                  8.       METHOD OF OPERATION
                           8.1 The  Committee  will  designate  a bank,  broker-
dealer or other firm as Agent to maintain accounts in the names of the participants and to effect purchases and sales of shares of the Company's Common Stock through registered broker-dealers. The Agent shall be subject to removal by action of the Committee at any time.

                           8.2 The Employer will pay brokerage  commissions,  if
any, and other charges with respect to purchases made under the Plan and reinvestment of dividends under the Plan. Brokerage commissions, if any, and other charges in connection with sales will be payable by the participant. Commissions under the Plan will be determined by negotiation between the Agent and the brokers through which the Agent effects purchases and sales of the Company's Common Stock.

                           8.3  The   Employer   will  deduct  funds  from  each
participant's salary as authorized and, as promptly as practicable after the end of each Payment Period, forward the total of the amounts deducted for all participants, together with the Employer's contribution, to the Agent at such address as is designated in writing by the Agent, together with a list of participants and the amounts applicable to the account of each participant.

                           8.4 The Company, and any of its subsidiaries with the
consent  of  the   Company,   may  advance   payroll   deductions   or  Employer
contributions, or both, on behalf of any other subsidiary.

                           8.5 Upon  receipt  of funds  from the  Employer,  the
Agent will, as promptly as practicable, cause to be purchased for the participants as many whole and fractional shares of Common Stock of the Company as such funds will permit. The amount of stock purchased will depend upon the market price of the Company's Common Stock at the time such purchases are made. Such purchases shall be allocated by the Agent, at the average cost thereof, to the participants' accounts in proportion to the respective amount received for each participant. Allocations will be made in full shares and in fractional shares to the thousandth of a share.

                  9.       PARTICIPANT'S ACCOUNT WITH THE AGENT
                           9.1  Shares  purchased  pursuant  to the Plan will be
held in the custody of the Agent. The Agent may hold in nominee or street name certificates for shares purchased pursuant to the Plan, and may commingle shares in its custody pursuant to the Plan in a single account without identification as to individual participants.

                           9.2 The participant may at any time, by prior written
notice, instruct the Agent to effect the sale of all of the whole shares held in his account. The participant may also, by prior written notice, instruct the Agent to sell less than all of the whole shares in his account, but such partial sales will be permitted not more than once during any calendar year. All sales shall be made through such brokerage firm or firms as may be selected by the Agent. Upon receipt of the proceeds of the sale from one or more broker-dealers, the Agent will mail the participant a check for such proceeds, less the brokerage commission, if any, and any transfer taxes, registration fee or other charges incurred in connection with the sale.

                           9.3  Each  participant's  account  will be  credited,
without charge to the participant, with all dividends in respect of the whole shares and fractional shares held in the account. Cash dividends will automatically be reinvested in shares of the Company's Common Stock as promptly as practicable following the Agent's receipt of such dividends.

                           9.4 The Agent  will  deliver  to each  participant  a
quarterly statement reflecting the amount of payroll deductions and Employer contributions for the prior calendar quarter, the number of whole and fractional shares purchased for the participant's account during such quarter, the average price per share of all stock purchased for the participant's account during such quarter, and the number of whole and fractional shares held in the account at the end of such quarter.

                  10.      TERMINATION OF PAYROLL DEDUCTIONS
                           10.1 A participant may voluntarily  terminate payroll
deductions under the Plan at any time by delivering written notice to his Employer. As soon as practicable following receipt of such notice, the Employer will instruct the Agent to deliver to the participant a stock certificate representing the number of whole shares credited to his account, together with a check representing the net proceeds from the sale of any fractional interest in shares.

                           10.2 A participant  who terminates  deductions  under
the Plan shall be deemed to have withdrawn from the Plan and may thereafter re-enter the Plan by following the procedure set forth in Section 5 hereof, provided that no employee may withdraw from and re-enter the Plan more than once during any six-month period.

                  11.      STOCK CERTIFICATES; FRACTIONAL SHARES
                           Stock  certificates   representing  shares  purchased
under the Plan will be issued to participants only upon their written request (which may be made not more than once during any six-month period) or at the time of termination of the Plan or upon a participant's termination of payroll deductions under the Plan. Certificates will be issued only for whole numbers of shares.

                  12.      NO TRANSFER OR ASSIGNMENT OF PARTICIPANT'S RIGHTS
                           No  right  or  interest  of  any  participant  in any
payroll deductions, Employer contributions, Employer payment of commissions or fees nor any other interest of participants or obligations of any Employer under this Plan may be assigned or transferred by participants in whole or in part, whether directly or by operation of law or otherwise.

                  13.      WITHHOLDING TAXES
                           All   withholding   taxes  payable  with  respect  to
contributions by any Employer under this Plan will be deducted from the balance of the participant's compensation and will not reduce the remittance to the Agent on his behalf.

                  14.      TERMINATION OF PARTICIPANT'S RIGHTS
                           A participant's  rights under the Plan will terminate
immediately upon his retirement, resignation, discharge, death or other termination of employment, or upon the participant ceasing to be a "regular employee" as defined in Section 4 hereof. An authorization of termination of rights under the Plan will be considered as having been received from the employee on the date his employment ceases or he ceases to be a regular employee. As soon as practicable following such date, the Agent will deliver to the participant a stock certificate representing the number of whole shares held in the participant's account, together with a check representing the net proceeds from the sale of any fractional shares.

                  15.      RIGHTS AS A STOCKHOLDER

                           15.1  None  of  the   rights  or   privileges   of  a
stockholder of the Company shall exist with respect to shares purchased under this Plan unless and until a stock certificate representing such shares shall have been issued to the nominee for each participant or directly to the participant. In the case of shares held in the name of the nominee holder, such rights and privileges shall only inhere indirectly to the participant as a beneficial owner, and the Company shall be entitled to treat the nominee as the record owner of such shares.

                           15.2 The Agent will  deliver to each  participant  as
promptly as practicable by mail or otherwise, all notices of meetings, proxy statements, proxies or other material distributed by the Company to its stockholders. The whole shares in each participant's account will be voted by the Agent in accordance with the participant's signed proxy instructions duly delivered to the Agent. There will be no charge to the participants in connection with such notices, proxies or other material.

                  16.      ADJUSTMENT IN CASE OF CHANGES AFFECTING COMMON
                           STOCK
                           If the  outstanding  shares  of  Common  Stock of the
Company shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, the Committee shall make an appropriate adjustment in the number and kind of shares subject to this Plan. The determination of the Committee as to the terms of any such adjustment shall be conclusive.

                  17.      AMENDMENT OF THE PLAN
                           The Board of Directors  may at any time, or from time
to time, amend this Plan in any respect; provided, however, that without the prior approval of the holders of a majority of the shares of Common Stock of the Company then issued and outstanding and entitled to vote, no amendment shall be made (i) increasing or decreasing the number of shares covered by the Plan (other than as provided in Section 16) or (ii) materially modifying the eligibility requirements for participation in the Plan.

                  18.      TERMINATION OF THE PLAN
                           18.1 The Board of Directors may terminate the Plan at
any time, provided that such termination shall not impair the rights of participants outstanding at the time of termination. The Plan will in any event terminate at such time as the accumulated payroll deductions of participants are sufficient to purchase a number of shares equal to or greater than the number of shares remaining available for purchase under the Plan.

                           18.2  If at any  time  shares  remain  available  for
purchase within the number of shares authorized under the Plan, but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be allocated by the Committee. Upon termination of this Plan all funds in the accounts of participating employees not applied to the purchase of shares hereunder shall be promptly refunded.

                  19.      PAYMENT OF EXPENSES RELATED TO THE PLAN
                           The Company will bear all costs of administering  and
carrying out the Plan. Neither the Company nor any other

Employer will pay any expenses, commissions or taxes in connection with sales of shares by the Agent at the request of the participant. Expenses payable by the participant in connection with any such sale shall be deducted from the proceeds of sale prior to remittance to the participant.

                  20.      NO RIGHT TO CONTINUED EMPLOYMENT
                           The Plan and any right to purchase  shares  under the
Plan shall not confer upon any employee any right to continuance of employment by the Company or any subsidiary, nor shall they restrict or interfere in any way with the right of the Company or any subsidiary to terminate an employee's employment at any time.

                  21.      EFFECTIVE DATE
                           The operation of this Plan shall  commence as of such
date as the Plan receives all necessary governmental approvals, including registration under the Securities Act of 1933 of the shares of Common Stock subject to the Plan.

                                                                     APPENDIX C

                                LEGG MASON, INC.
            Proxy for Annual Meeting of Stockholders, July 27, 1995


   The undersigned hereby appoints Raymond A. Mason, Charles A. Bacigalupo and John F. Curley, Jr., and each of them, as proxy, with full power of substitution, to vote all shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Legg Mason, Inc., on July 27, 1995, at 10:00 a.m., and at any adjournment thereof.

    The Board of Directors recommends a vote FOR each of the items below.

   1. FOR [ ] WITHHOLD [ ] The election of all Nominees listed (except as marked to the contrary):

    Nominees for the term expiring at the 1998 annual meeting
       Edmund J. Cashman, Jr.   John F. Curley,     Jr. John B. Levert, Jr.
       William Wirth            Harold L. Adams     W. Curtis Livingston

    Nominee for the term expiring at the 1997 annual meeting
       Margaret DeB. Tutwiler
      (to withhold authority to vote for any individual nominee strike a line through the nominee's name)

   2. FOR [ ] AGAINST [ ] ABSTAIN [ ] Amendment of Legg Mason, Inc. Employee
                                      Stock Purchase Plan.

   3. FOR [ ] AGAINST [ ] ABSTAIN [ ] Approval of Legg Mason, Inc. Executive
                                      Incentive Compensation Plan.


   4. FOR [ ] AGAINST [ ] ABSTAIN [ ] Ratification of Coopers & Lybrand
                                      L.L.P. as independent auditors of the
                                      Company for the fiscal year ending
                                      March 31, 1996.


   5. To act upon any other matter which may properly come before the meeting or any adjournment thereof.


   This proxy will be voted on each of the foregoing items as specified by the person signing it, but if no specification is made the proxy will be voted FOR the election of Directors and FOR the other proposals.


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
                   IT MAY BE REVOKED PRIOR TO ITS EXERCISE.

   Receipt of notice of the meeting and proxy statement is hereby acknowledged, and the terms of the notice and statement are hereby incorporated by reference into this proxy. The undersigned hereby revokes all proxies heretofore given for said meeting or any adjournment or adjournments thereof.


   Dated:....................  1995            ................................
                                                            (SEAL)


                                               ................................
                                                            (SEAL)

                                               Please date and then sign exactly
                                               as name  appears to the left.  If
                                               signing   for   trust,    estate,
                                               corporation    or   other   legal
                                               entity,  capacity or title should
                                               be stated.  If shares are jointly
                                               owned, both owners should sign.

 PLEASE DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE